UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2021

UNIVERSAL HEALTH REALTY INCOME TRUST

(Exact name of Registrant as Specified in Its Charter)

Maryland	1-9321	23-6858580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania		19406
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (610) 265-0688

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of beneficial interest, $0.01 par value	UHT	New York Stock Exchange

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 2, 2021, Universal Health Realty Income Trust (the “Trust”) held its 2021 Annual Meeting of Stockholders.  In light of the continuing public health impact of the novel coronavirus (COVID-19) outbreak and to support the health and well-being of our communities, employees, stockholders and other stakeholders, this year’s Annual Meeting of Stockholders was conducted completely virtually via a live audio webcast.

At the Annual Meeting, the Trust’s stockholders: (i) voted to elect two Class II members of the Board of Trustees for three-year terms scheduled to expire at the Trust’s 2024 Annual Meeting of Stockholders; (ii) voted in favor of the nonbinding advisory vote on named executive officer compensation, and; (iii) voted to ratify the selection of KPMG LLP, as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

The final voting results were as follows:

Proposal No. 1: Election of Trustees:

	Marc D. Miller	Gayle L. Capozzalo
Votes cast in favor	8,312,659	9,147,784
Votes withheld	1,267,433	432,308
Non votes	2,047,711	2,047,711

Proposal No. 2: The nonbinding advisory vote on named executive officer compensation:

Votes cast in favor	8,778,391
Votes cast against	725,401
Votes abstained	76,300
Non votes	2,047,711

Proposal No. 3: Ratification of the selection of KPMG, LLP, as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2021:

Votes cast in favor	11,500,615
Votes cast against	98,762
Votes abstained	28,426
Non votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL HEALTH REALTY INCOME TRUST

Date: June 3, 2021	By:	/s/ Charles F. Boyle
	Name:	Charles F. Boyle
	Title:	Vice President and Chief Financial Officer